SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2006

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 6, 2006, Kohl’s Department Stores, Inc. ("Kohl’s") and Wesley S. McDonald, Kohl’s Executive Vice President and Chief Financial Officer, entered into an Executive Compensation Agreement (the "Agreement"), which provides certain terms and conditions with respect to Mr. McDonald’s employment by Kohl’s.  The Agreement supersedes Mr. McDonald’s prior employment agreement with Kohl’s, dated as of January 3, 2005.   The Company has entered into substantially identical agreements with Ms. Peggy Eskenasi (on November 3, 2006) and other key executives.

The Agreement includes the following terms:

•

Mr. McDonald shall not compete with the Company for a period of one year following the termination of his employment;

•

if Mr. McDonald’s employment is terminated by the Company due to certain misconduct by Mr. McDonald or Mr. McDonald’s voluntary resignation, he shall not receive any severance benefits, except that in the case his voluntary resignation, he shall receive a severance payment in an amount equal to fifty percent of his last annual salary, payable over the following year;

•

if Mr. McDonald terminates his employment due to a qualified retirement, he shall not receive any severance benefits except a severance payment in an amount equal to fifty percent of his last annual salary, payable over the following year and a prorated bonus award for the current year, if any;

•

if Mr. McDonald’s employment is terminated upon his death, no severance payments shall be made, except that Mr. McDonald’s estate shall be entitled to a prorated portion of his bonus award for the current year, if any;

•

if Mr. McDonald’s employment is terminated as a result of his disability, he will receive salary continuation for a period of six months, plus a prorated portion of his bonus award for the current year, if any;

•

if Mr. McDonald’s employment is terminated by the Company in violation of the Agreement or by Mr. McDonald as a result of the Company’s breach of the Agreement, the Company requiring Mr. McDonald to relocate, or a significant reduction in Mr. McDonald’s job status, salary or scope of responsibilities, Mr. McDonald will be entitled to the following severance benefits:

•

salary continuation for a two (2) year period;

•

a prorated portion of his bonus award for the current year, if any;

•

limited outplacement services; and

•

limited reimbursement of health insurance continuation premiums for a two (2) year period.

•

if, within one year following a “change of control” of the Company (as defined in the Agreement) Mr. McDonald’s employment is terminated by the Company in violation of the Agreement or by Mr. McDonald as a result of the Company’s breach of the Agreement, the Company requiring Mr. McDonald to relocate, or a significant reduction in Mr. McDonald’s job status, salary or scope of responsibilities, Mr. McDonald will be entitled to the following severance benefits:

•

a prorated portion of his bonus award for the current year, if any;

•

limited outplacement services;

•

limited reimbursement of health insurance continuation premiums for a one (1) year period.

•

a lump sum severance payment equal to two times the sum of:

•

Mr. McDonald’s base annual salary; and

•

the average annual bonus award payments paid to Mr. McDonald over the prior three fiscal years.

•

in all cases, the Company’s obligation to pay severance is contingent upon Mr. McDonald’s execution of a general release of claims against the Company, and except in the case of termination following a change of control, severance payments are subject to offset for any compensation from other sources received by Mr. McDonald during the period during which the severance is to be paid.

The foregoing description of the Agreement is a summary thereof, and is qualified in its entirety by reference to the fully executed Agreement filed herewith as Exhibit 10.1, and is hereby incorporated by reference into this Item 1.01.

Item 1.02

Termination of a Material Definitive Agreement.

The Employment Agreements between Kohl’s and Mr. McDonald and Ms. Eskenasi, dated as of January 3, 2005, have been terminated and superseded by the Executive Compensation Agreements described in Item 1.01 above.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1	Executive Compensation Agreement, dated as of October 6, 2006, between Kohl’s Department Stores, Inc. and Wesley S. McDonald.

10.2	Executive Compensation Agreement, dated as of November 3, 2006, between Kohl’s Department Stores, Inc. and Peggy Eskenasi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 13, 2006

KOHL’S CORPORATION

By:

/s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Compensation Agreement, dated as of October 6, 2006, between Kohl’s Department Stores, Inc. and Wesley S. McDonald.

10.2	Executive Compensation Agreement, dated as of November 3, 2006, between Kohl’s Department Stores, Inc. and Peggy Eskenasi.